EXHIBIT 99.2

INZON to Acquire Stake in International Telecom Company

DELRAY BEACH, FL.--(MARKET WIRE) – September 17, 2007 - InZon Corporation  (OTCBB:IZON) today announced that the Company and its subsidiary InZon Wireless, Inc. have signed a definitive agreement to purchase 50% of the equity of South Pacific Management Holdings Inc., a holding company for a development stage independent provider of wireless services in a targeted Pacific Rim jurisdiction. The agreement has been reached with Good Deal, LLC, represented by Sydney D. (“Trip”) Camper III, and Rodney Mikesell, telecom veterans with extensive expertise in mergers, acquisitions and divestitures in the global telecommunications industry.

The transaction will be structured as a share exchange, requiring the Company to issue restricted common stock for the stake in the holding company.

“This acquisition will extend our infrastructure further onto the world stage, and we believe the investment will begin creating significant value for the Company over the next several months” stated David Levy, President of InZon. “We believe this is an excellent use of capital for our stockholders, as we build a category of service in our Wireless Division that exploits a significant global opportunity.”

Commenting on the transaction, Trip Camper said “I am very excited at the prospect of rolling my latest project in and joining the InZon group of companies, which has an excellent management team and a rapid deployment infrastructure.  I believe there are many great opportunities that we can pursue together.”

 WHERE TO FIND ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION

In connection with the proposed transaction, IZON will file a current report on Form 8-K with the Securities and Exchange Commission (SEC) which contains the full text of the definitive agreement. Investors and shareholders of IZON are urged to read the report (including any amendments thereto) regarding the proposed transaction because it contains important information about IZON and the contemplated transaction. The report and any other documents filed by IZON with the SEC may be obtained free of charge at the SEC's web site at www.sec.gov

About InZon

InZon is a Global Communications enterprise that utilizes its own modern hybrid worldwide VoIP/TDM network for both voice and data traffic for a wide range of telecommunication services.

InZon’s Media Division owns a unique group of proprietary Operations Control Support Software (OCSS) that has been licensed to a range of clients from the broadcast, telecom, media, satellite and other industries, such as NBC, CBS, Hughes Television Network, British Telecom, PanAmSat, and CIGNA.

InZon’s VeriCash subsidiary is developing systems for Stored Value/Mobile Wallet payment technologies designed to allow users to send money from their cell phone and acts as a Virtual Point of Sale device via secure modes in most countries in the world.

InZon’s WorldHub Exchange (WorldHubX™) subsidiary provides neutral centralized switching facilities and exchange services that produce significant economies of scale through its joint venture with NewCom International, (www.newcom-intl.com), utilizing the most modern satellite, telecommunications and disaster recovery facilities available today.  The result is an unparalleled project management and engineering team, dedicated network operations center, and strategically located facilities, ensuring a one-stop solution for all of a customer’s global communication needs.

The Company operates from executive offices in Delray Beach, Florida, and maintains redundant telecom equipment installations at its executive offices as well as at facilities at 60 Hudson Street, in New York, with fully redundant switching systems for international operations in London, England.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of InZon and its subsidiaries may include forward-looking statements which reflect the Company's current views with respect to future events and financial performance. Forward-looking statements involve the Company's current assessment of risks and uncertainties, which may cause actual events and results and prospects to differ materially from those expressed or implied in these statements. Certain information regarding such risks and uncertainties is set forth in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

David F. Levy, President and CEO, 561-279-8200

Richard Dea, Chief Financial Officer, 561-279-8200

www.inzon.com